                      Amendment of Tax Allocation Agreement
                                     Between
                                   MAXXAM Inc.
                                       and
                     Kaiser Aluminum & Chemical Corporation

         WHEREAS, MAXXAM Inc. ("MAXXAM") and Kaiser Aluminum & Chemical
Corporation ("KACC") executed a tax allocation agreement as of December 21, 1989 covering all taxable years during which KACC and its U.S. subsidiaries (the
"KACC Subgroup") were included in MAXXAM's Federal consolidated income tax returns (the "Tax Allocation Agreement");

         WHEREAS, the Tax Allocation Agreement is relevant for taxable periods through June 30, 1993, the date on which the KACC Subgroup became disaffiliated with MAXXAM, and after which the KACC Subgroup was no longer included in
MAXXAM's Federal consolidated income tax returns;

         WHEREAS, paragraphs 2 and 3 of the Tax Allocation Agreement were intended to place the KACC Subgroup in the same U.S. income tax position as if it was a separate affiliated group of corporations filing separate consolidated tax returns and was never affiliated with MAXXAM;

         WHEREAS, the Tax Allocation Agreement follows general U.S. income tax laws and principles governed by the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder;

         WHEREAS, Kaiser Alumina Australia Corporation ("KAAC"), a U.S.
subsidiary of KACC, is currently undergoing an Australian income tax audit (the
"Audit"), including years covered by the Tax Allocation Agreement;

         WHEREAS, Treasury Regulation Section 301.6511(d)-3(a) only allows until
March 15, 2001 to claim foreign tax credits with respect to 1990, beyond which claims for refunds with respect to such foreign tax credits would be disallowed;

         WHEREAS, the Tax Allocation Agreement similarly allows KACC only until
March 15, 2001 to claim additional foreign tax credits with respect to 1990 if
KAAC subsequently pays additional Australian income taxes attributable to 1990;

         WHEREAS, in view of the foregoing and other relevant facts, MAXXAM and
KACC desire to extend the March 15, 2001 deadline for claiming such foreign tax credits under the Tax Allocation Agreement for one year to March 15, 2002; and

         WHEREAS, MAXXAM and KACC wish to reach an agreement regarding the consequences resulting under the Tax Allocation Agreement prior to KAAC agreeing to any tax assessment received from the Australian Taxation Office or settlement in connection with the Audit,

         NOW, THEREFORE, (a) MAXXAM agrees to extend to March 15, 2002 the March
15, 2001 deadline under the Tax Allocation Agreement for KACC to claim additional foreign tax credits that may be attributable to 1990; and (b) KACC agrees that prior to KAAC agreeing to any tax assessment received from the
Australian Taxation Office with respect to 1990 or settlement in connection with the Audit, it will reach an agreement with MAXXAM regarding the consequences resulting under the Tax Allocation Agreement. MAXXAM and KACC agree to use their respective reasonable best efforts to reach such agreement.

IN WITNESS WHEREOF, MAXXAM and KACC have executed this Amendment of Tax
Allocation Agreement by duly authorized officers thereof as of March 12, 2001.

                                         MAXXAM Inc.

                                         By:     /S/ PAUL N. SCHWARTZ
                                         Title:  President and Chief Financial Officer

                                         Kaiser Aluminum & Chemical Corporation

                                         By:     /S/ JOHN T. LA DUC
                                         Title:  Executive Vice President and
                                                    Chief Financial Officer